Exhibit 99.01

Investor Contact:	Press Contact:
Frank Yoshino	Katherine Lane
Vice President, Finance	Director, Corporate Communications
+1 714 885-3697	+1 714 885-3828
frank.yoshino@emulex.com	katherine.lane@emulex.com

EMULEX ANNOUNCES SECOND QUARTER RESULTS

Company Exceeds High-end of Earnings Guidance

COSTA MESA, Calif., January 30, 2014 ─ Emulex Corporation (NYSE:ELX), a leader in network connectivity, monitoring and management, today announced earnings results for the second quarter of fiscal 2014, which ended on December 29, 2013.

Second Quarter Financial Highlights

•	Total net revenues of $123.0 million

•	Network Connectivity Products (NCP) net revenues of $87.2 million, representing 71% of total net revenues

•	Network Visibility Products (NVP), net revenues of $9.6 million, representing 8% of total net revenues

•	Storage Connectivity and Other Products (SCOP) net revenues of $26.1 million, representing 21% of total net revenues

•	Non-GAAP gross margins of 66% and GAAP gross margins of 59%

•	Non-GAAP diluted earnings per share of $0.21

•	GAAP loss per share of $0.05, which includes an approximately $0.09 impact related to our previously announced restructuring

•	Cash, cash equivalents and investments at the end of the quarter of $198.7 million

•	Raised $175 million through a convertible debt offering

•
Announced a $200 million share repurchase program of which $100 million was transacted in Q2, consisting of $56 million of direct treasury stock purchases and $44 million paid for treasury stock repurchases under an accelerated stock buyback program which will conclude by May 2014.

•	Weighted share count of 88.6 million shares in the December quarter compared to 93.5 million in the first quarter

FY’14 Q2 Earnings Results
January 30, 2014

Second Quarter Business Highlights

•	Implemented a three-part initiative to improve profitability and enhance shareholder value

◦
Expanded cost savings program to deliver $30 million in annual cost savings compared to the fiscal 2013 spending level in the connectivity business. The program includes a 15% workforce reduction and the closure of the Bolton, Massachusetts engineering facility by the end of fiscal 2014

◦
Announced a $200 million share repurchase program, of which $100 million is expected to be completed by the end of May 2014 primarily funded by completion of $175 million convertible debt offering due in 2018

◦
Received acceptances from Gary J. Daichendt, a former networking executive and current board member of ShoreTel and NCR, John A. Kelley, Jr., a former storage and telecom equipment chief executive officer (CEO) and current board member of Polycom, and Rahul N. Merchant, former chief information and innovation officer for the City of New York and current board member of Fair Isaac Corporation (FICO), to be seated as independent board members at our upcoming shareholders meeting on February 6, 2014

•
Unveiled the next generation OneConnect® 10Gb and 40Gb Ethernet (10/40GbE) network adapter family, which represents the Company’s first 40GbE Network Adapters and RDMA over Converged Ethernet (RoCE) capable Converged Network Adapters (CNAs), delivering increased server virtualization density, software-defined networking enablement and advanced functionality for hybrid cloud environments

•	Delivered revenue shipments of the redesigned OCe11000R adapters based on the new XE4310R Ethernet controller

•
Announced joint development with Brocade to deliver a new generation of advanced Gen 6 (32Gb) Fibre Channel (FC) solutions, enabling increased network performance, higher scalability and improved reliability for the highly virtualized data center

•
Announced a key customer reference with IRESS, a financial services organization, who is deploying the EndaceProbe™ Intelligent Network Recorder (INR) and the EndaceVision™ software suite to consolidate its network operations infrastructure, improve network performance and increase security monitoring capabilities in its data centers

•	Expanded Gen 5 Fibre Channel ecosystem partner certification for its LightPulse® Gen 5 (16Gb) FC Host Bus Adapters (HBAs), including ATTO Technology, Bloombase, Imation, Permabit and Violin Memory

“With solid top line performance, I’m pleased to report that we once again exceeded the high-end of our earnings guidance, and have made significant progress on our three-part initiative to increase shareholder value,” commented Jeff Benck, president and CEO, Emulex. “I’m particularly proud that our team began shipping revenue units based upon our redesigned controller last quarter, and just last week, we introduced our next generation Ethernet adapter family, including the company’s first 40Gb Ethernet and RDMA-capable adapters.”

“We’ve also added a wealth of experience to the Company with the addition of Kyle Wescoat as CFO and the new independent director candidates, which will help the Company as we continue our initiatives in support of enhanced profitability and shareholder value,” Benck concluded.

FY’14 Q2 Earnings Results
January 30, 2014

Business Outlook

Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, including uncertainty related to the macro IT spending environment, the timing of new server and storage launches by our customers, and the results and related costs of ongoing patent litigation, Emulex is providing guidance for its third fiscal quarter ending March 30, 2014. For the third quarter of fiscal 2014, Emulex is forecasting total net revenues in the range of $110 - $114 million. The Company expects non-GAAP earnings per diluted share of $0.14 - $0.17 in the third quarter. GAAP estimates for the third quarter reflect approximately $0.21 per diluted share in expected charges arising primarily from amortization of intangibles, stock-based compensation, the royalties, mitigation expenses and license fees associated with the Broadcom patent litigation, accretion of debt discount on convertible senior notes, and site closure and related restructuring costs, as well as the associated tax effects and the impact of our U.S. GAAP tax valuation allowance. A reconciliation between GAAP and non-GAAP results are included in the accompanying financial data.

FY’14 Q2 Earnings Results
January 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012
Net revenues	$122,996	$122,145	$237,828	$241,412

Cost of sales:
Cost of goods sold	42,109	44,472	81,800	88,623
Amortization of core and developed technology intangible assets	6,239	5,149	12,399	10,297
Patent litigation damages, license fees and royalties	2,358	958	3,855	1,950
Cost of sales	50,706	50,579	98,054	100,870
Gross profit	72,290	71,566	139,774	140,542

Operating expenses:
Engineering and development	42,020	40,113	82,431	78,583
Selling and marketing	19,849	14,769	38,941	28,506
General and administrative	10,407	10,987	20,036	19,495
Amortization of other intangible assets	1,603	1,365	3,207	2,888
Total operating expenses	73,879	67,234	144,615	129,472

Operating (loss) income	(1,589)	4,332	(4,841)	11,070

Non-operating loss:
Interest income	16	8	20	8
Interest expense	(1,148)	2	(1,150)	(4)
Other income (expense), net	(135)	(27)	17	(363)
Total non-operating loss	(1,267)	(17)	(1,113)	(359)

(Loss) income before income taxes	(2,856)	4,315	(5,954)	10,711

Income tax provision (benefit)	1,171	(1,268)	1,714	4,471

Net (loss) income	$(4,027)	$5,583	$(7,668)	$6,240

Net (loss) earnings per share:
Basic	$(0.05)	$0.06	$(0.09)	$0.07
Diluted	$(0.05)	$0.06	$(0.09)	$0.07

Number of shares used in per share computations:
Basic	86,881	90,063	89,162	89,705
Diluted	86,881	91,816	89,162	91,637

FY’14 Q2 Earnings Results
January 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (unaudited, in thousands)

	December 29,	June 30,
	2013	2013
Assets

Current assets:
Cash and cash equivalents	$198,679	$105,637
Accounts receivable, net	87,177	82,363
Inventories	24,051	23,897
Prepaid income taxes	2,473	10,166
Prepaid expenses and other current assets	17,110	14,113
Deferred income taxes	3,137	3,137
Total current assets	332,627	239,313

Property and equipment, net	62,477	62,415
Goodwill and intangible assets, net	372,211	387,817
Other assets	23,090	21,164
	$790,405	$710,709

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$30,354	$27,725
Accrued and other current liabilities	46,201	43,861
Total current liabilities	76,555	71,586

Convertible notes	143,667	—
Other liabilities	5,602	4,924
Deferred income taxes	17,048	17,048
Accrued taxes	29,526	29,526
Total liabilities	272,398	123,084

Total stockholders’ equity	518,007	587,625
	$790,405	$710,709

FY’14 Q2 Earnings Results
January 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES Condensed Consolidated Statement of Cash Flows (unaudited, in thousands)

	Six Months Ended
	December 29,	December 30,
	2013	2012

Cash flows from operations:
Net (loss) income	$(7,668)	$6,240
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	25,209	21,956
Stock based compensation	8,316	10,929
Deferred income taxes	—	(452)
Other reconciling items	829	(202)
Changes in assets and liabilities	6,848	(49,954)
Net cash provided by (used in) operating activities	33,534	(11,483)

Cash flows from investing activities:
Investment in property and equipment, net	(10,006)	(6,960)
Maturities of (proceeds from) investments, net	—	26,701
Net cash provided by (used in) investing activities	(10,006)	19,741

Cash flows from financing activities:
Issuance of convertible senior notes	175,000	—
Repurchase of common stock	(100,000)	—
Other	(5,649)	(515)
Net cash provided by (used in) financing activities	69,351	(515)

Effect of exchange rates on cash and cash equivalents	163	161

Net increase in cash & cash equivalents	93,042	7,904
Opening cash balance	105,637	201,048
Ending cash balance	$198,679	$208,952

FY’14 Q2 Earnings Results
January 30, 2014

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information

Historical Net Revenue by Product Lines:

Network Connectivity Products (NCP) primarily consist of Fibre Channel LightPluse® and Ethernet OneConnect® standup HBAs, mezzanine cards, I/O ASICs, ULOMs, and UCNAs to provide server Input/Output (I/O) and target storage array connectivity to enable servers to reliably and efficiently connect to Local Area Networks, Storage Area Networks and Network Attached Storage by offloading data communication processing tasks from the servers as information is delivered and sent to the network.

Network Visibility Products (NVP) consists entirely of the recently acquired Endace® family of network visibility and intelligent network recording products, which consists of EndaceProbe™ Intelligent Network Recorder appliances, the EndaceVision™ browser-based network traffic search engine, EndaceAccess™ network visibility headend systems and Data Acquisition and Generation (DAG) network capture cards, providing organizations with complete network performance management at speeds up to 100Gb Ethernet.

Storage Connectivity and Other Products (SCOP) includes Emulex InSpeed®, switch-on-a-chip (SOC) and backend connectivity, bridge, and router products, Pilot™ Integrated Baseboard Management Controllers (iBMCs), certain legacy products and other products and services. Many of these products are deployed inside storage arrays, tape libraries, and other storage appliances, connecting storage controllers to storage capacity, delivering improved performance, reliability, and connectivity.

($000s)	Q2 FY 2014 Revenues	Q1 FY 2014 Revenues	Q4 FY 2013 Revenues	Q3 FY 2013 Revenues	Q2 FY 2013 Revenues	% Change Q2 vs Q2

Network Connectivity Products	$87,205	$77,980	$82,943	$85,166	$96,132	(9)%
Storage Connectivity and Other Products	26,143	26,755	29,115	26,747	26,013	nm
Emulex Connectivity Division	$113,348	$104,735	$112,058	$111,913	$122,145	(7)%
Network Visibility Products	9,648	10,097	8,311	4,873	—	na
Total net revenues	$122,996	$114,832	$120,369	$116,786	$122,145	1%
na – not applicable
nm - not meaningful
	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues	% Total Revenues

Network Connectivity Products	71%	68%	69%	73%	79%
Storage Connectivity and Other Products	21%	23%	24%	23%	21%
Emulex Connectivity Division	92%	91%	93%	96%	100%
Network Visibility Products	8%	9%	7%	4%	—
Total net revenues	100%	100%	100%	100%	100%

FY’14 Q2 Earnings Results
January 30, 2014

Historical Net Revenues by Channel and Territory:

($000s)	Q2 FY 2014 Revenues	% Total Revenues	Q2 FY 2013 Revenues	% Total Revenues	% Change

Revenues from OEM customers	$102,235	83%	$110,174	90%	(7)%
Revenues from distribution	16,424	13%	11,896	10%	38%
Other	4,337	4%	75	nm	nm
Total net revenues	$122,996	100%	$122,145	100%	1%

Asia-Pacific	$71,169	58%	$73,610	60%	(3)%
United States	34,012	28%	31,151	26%	9%
Europe, Middle East and Africa	17,176	14%	15,941	13%	8%
Rest of world	639	nm	1,443	1%	nm
Total net revenues	$122,996	100%	$122,145	100%	1%
nm – not meaningful

Summary of Stock-Based Compensation:

	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
($000s)	2013	2012	2013	2012

Cost of sales	$147	$181	$236	$496
Engineering and development	1,132	2,214	3,036	4,912
Selling and marketing	874	941	2,076	1,686
General and administrative	1,591	2,039	2,968	3,835
Total stock-based compensation	$3,744	$5,375	$8,316	$10,929

Summary of Site Closure and Related Restructuring Costs:

	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
($000s)	2013	2012	2013	2012

Cost of sales	$277	$—	$277	$—
Engineering and development	5,259	—	5,259	—
Selling and marketing	668	—	668	—
General and administrative	1,246	—	1,246	—
Total site closure and restructuring costs	$7,450	$—	$7,450	$—

FY’14 Q2 Earnings Results
January 30, 2014

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin:

	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012

GAAP gross margin	58.8%	58.6%	58.8%	58.2%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.1%	0.1%	0.1%	0.2%
Amortization of intangibles	5.1%	4.2%	5.2%	4.3%
Site closure and related restructuring costs	0.2%	—	0.1%	—
Patent litigation damages, license fees and royalties	1.9%	0.8%	1.6%	0.8%
Non-GAAP gross margin	66.1%	63.7%	65.8%	63.5%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended		Six Months Ended
	December 29,	December 30,	December 29,	December 30,
($000s)	2013	2012	2013	2012

GAAP operating expenses, as presented above	$73,879	$67,234	$144,615	$129,472

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(3,597)	(5,194)	(8,080)	(10,433)
Amortization of other intangibles	(1,603)	(1,365)	(3,207)	(2,888)
Severance and associated costs	80	—	80	—
Site closure and related restructuring costs	(7,173)	—	(7,173)	—
Mitigation expenses related to the Broadcom patents	(930)	(982)	(3,449)	(1,464)
Expenses related to the acquisition of Endace	—	(2,060)	(373)	(2,060)
Impact on operating expenses	(13,223)	(9,601)	(22,202)	(16,845)
Non-GAAP operating expenses	$60,656	$57,633	$122,413	$112,627

FY’14 Q2 Earnings Results
January 30, 2014

Reconciliation of GAAP Operating (Loss) Income to Non-GAAP Operating Income:

	Three Months Ended		Six Months Ended
($000s)	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012

GAAP operating (loss) income as presented above	$(1,589)	$4,332	$(4,841)	$11,070

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	3,744	5,375	8,316	10,929
Amortization of intangibles	7,842	6,514	15,606	13,185
Severance and associated costs	(80)	—	(80)	—
Site closure and related restructuring costs	7,450	—	7,450	—
Patent litigation damages, license fees and royalties	2,358	958	3,855	1,950
Mitigation expenses related to the Broadcom patents	930	982	3,449	1,464
Expenses related to the acquisition of Endace	—	2,060	373	2,060
Impact on operating (loss) income	22,244	15,889	38,969	29,588
Non-GAAP operating income	$20,655	$20,221	$34,128	$40,658

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Net Income:

	Three Months Ended		Six Months Ended
($000s)	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012
GAAP net (loss) income as presented above	$(4,027)	$5,583	$(7,668)	$6,240

Items excluded from GAAP net (loss) income to calculate non-GAAP net income:
Stock-based compensation	3,744	5,375	8,316	10,929
Amortization of intangibles	7,842	6,514	15,606	13,185
Severance and associated costs	(80)	—	(80)	—
Site closure and related restructuring costs	7,450	—	7,450	—
Patent litigation damages, license fees and royalties	2,358	958	3,855	1,950
Mitigation expenses related to the Broadcom patents	930	982	3,449	1,464
Expenses related to the acquisition of Endace	—	2,060	373	2,060
Accretion of debt discount on convertible senior notes	765	—	765	—
Tax impact of above items and U.S. GAAP tax valuation allowance	(636)	(4,238)	(1,331)	(1,082)
Impact on GAAP net (loss) income	22,373	11,651	38,403	28,506

Non-GAAP net income	$18,346	$17,234	$30,735	$34,746

FY’14 Q2 Earnings Results
January 30, 2014

Reconciliation of GAAP Diluted (Loss) Earnings Per Share to Non-GAAP Diluted Earnings Per Share:

	Three Months Ended		Six Months Ended
(shares in 000s)	December 29,	December 30,	December 29,	December 30,
	2013	2012	2013	2012

GAAP diluted (loss) earnings per share as presented above	$(0.05)	$0.06	$(0.09)	$0.07

Items excluded from GAAP (loss) earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.04	0.06	0.09	0.12
Amortization of intangibles	0.09	0.07	0.17	0.14
Severance and associated costs	(0.00)	—	(0.00)	—
Site closure and related restructuring costs	0.09	—	0.08	—
Patent litigation damages, license fees and royalties	0.03	0.01	0.05	0.02
Mitigation expenses related to the Broadcom patents	0.01	0.01	0.04	0.02
Expenses related to the acquisition of Endace	—	0.02	0.00	0.02
Accretion of debt discount on convertible senior notes	0.01	—	0.01	—
Tax impact of above items and U.S. GAAP tax valuation allowance	(0.01)	(0.04)	(0.01)	(0.01)
Impact on GAAP (loss) earnings per share	0.26	0.13	0.43	0.31
Non-GAAP diluted earnings per share	$0.21	$0.19	$0.34	$0.38

Diluted shares used in non-GAAP per share computations	88,578	91,816	91,008	91,637

FY’14 Q2 Earnings Results
January 30, 2014

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for Three Months Ending March 30, 2014

Non-GAAP diluted earnings per share guidance	$0.14 - $0.17

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings (loss) per share guidance:
Stock-based compensation	(0.06)
Amortization of intangibles	(0.09)
Patent litigation damages, license fees, royalties and mitigation expenses	(0.04)
Accretion of debt discount on convertible senior notes	(0.02)
Site closure and related restructuring costs	(0.01)
Tax impact of above items and U.S. GAAP tax valuation allowance	0.01

GAAP earnings (loss) per diluted share guidance	($0.07 - $0.04)

FY’14 Q2 Earnings Results
January 30, 2014

Note Regarding Non-GAAP Financial Information

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we have included the following non-GAAP financial measures in this press release or in the webcast to discuss our financial results for the second fiscal quarter which may be accessed via our website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. These non-GAAP financial measures exclude certain expenses and reflect an additional way of viewing aspects of our operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our results of operations and the factors and trends affecting our business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We use our non-GAAP financial measures internally to better understand and evaluate our business, prepare annual budgets, and in measuring performance for some forms of compensation.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation. Although stock-based compensation represents an important part of incentive compensation offered to our key employees, we believe that exclusion of the impact of stock-based compensation assists management and investors in evaluating the period over period performance of our business operations and in comparing our performance with those of our competitors. Stock-based compensation expense will recur in future periods.

Amortization of intangibles. Amortization of intangibles generally represents costs incurred by an acquired company or other third party to build value prior to our acquisition of the intangible assets. As such, it is effectively part of the transaction costs of the acquisition rather than ongoing costs of operating our core business. As a result, we believe that exclusion of these costs in presenting non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within our core business. Amortization of intangibles will recur in future periods.

Severance and associated costs. We have incurred severance and certain related costs in connection with the change in employment status of certain employees, including terminations resulting from elimination of certain positions. We believe that the exclusion of such severance and related costs from the relevant non-GAAP financial measures enables management and investors to more effectively evaluate historical performance and projected costs. While severance and associated costs are generally infrequent in nature, we may incur severance or associated costs in response to changing economic conditions or in connection with acquisitions.

Site closure and related restructuring costs. We have recognized expenses related to an organizational restructure including closure and consolidation of certain facilities, as well as severance and related costs, in addition to approximately $0.5m of expense included in stock-based compensation. We believe that exclusion of these expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Patent litigation damages, license fees and royalties. We have incurred expenses in the form of damages, sunset period royalties and settlement costs as a result of a judgment in a patent litigation proceeding with Broadcom and the related partial settlement and worldwide license agreement executed on July 3, 2012 (the Release Agreement). We believe that exclusion of charges related to the Broadcom patent damages, sunset period royalties and Release Agreement are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as this amount relates to a judgment in litigation and does not reflect a continuing cost of operating our core business.  In this regard, we note that expenses of this type are generally unrelated to our core business and/or infrequent in nature but will continue in future periods until affected products are phased out.

FY’14 Q2 Earnings Results
January 30, 2014

Mitigation expenses related to the Broadcom patents. We have recognized mitigation expenses related to the Broadcom patents. We believe that exclusion of these redesign, requalification and appeal expenses is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are infrequent in nature.

Expenses related to the acquisition of Endace Limited (LSE:EDA). We have incurred various expenses during the acquisition process including but not limited to legal fees, accounting fees, the mark-up on acquired inventory, severance costs and realized translation loss. We believe that exclusion of these charges are useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors, as these expenditures do not reflect a continuing cost of operating our current core business. In this regard, we note that expenses of this type are infrequent in nature.

Accretion of debt discount on convertible senior notes. We have accreted debt discount in connection with the convertible senior notes. We believe that exclusion of this expense is useful to management and investors in evaluating the performance of our ongoing operations on a period-to-period basis and relative to our competitors. In this regard, we note that expenses of this type are generally unrelated to our core business but will continue in future periods until maturity of the convertible senior notes.

Valuation allowance for U.S. federal and state deferred tax assets. The Company has concluded that it is more likely than not that we will be unable to fully utilize the majority of our U.S. federal and state deferred tax assets   As a result, the Company has previously recorded a valuation allowance against those assets to the extent that they cannot be realized through net operating loss carrybacks to prior tax years.  We believe that eliminating the impact of a discrete adjustment of this nature and its continuing impact on our effective tax rate is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors.  In this regard, we note that adjustments of this type are generally infrequent in nature.

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"Safe Harbor'' Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. We wish to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the possibility that all or a substantial portion of the cost savings targeted by us will not be realized at all or on a timely basis even though we expect to incur charges relating to the cost saving initiative and that the share repurchases implemented by us may not be completed in whole or in part or within the expected timeframe. The assumptions on which the cost savings, share repurchase and capital return goals and expectations are based necessarily involve judgments with respect to, among other things, economic, competitive and financial market conditions and the impact of the cost savings initiative on our customers, all of which are difficult or impossible to predict and many of which are beyond the Company’s control. Furthermore, our proposed changes to the membership of our board of directors may not have the desired effect in helping us achieve and implement our business and strategic goals. These factors also include the possibility that we may not realize the anticipated benefits from the acquisition of Endace Limited on a timely basis or at all, and may be unable to integrate the technology, operations and personnel of Endace into our existing operations in a timely and efficient manner. In addition, intellectual property claims, with or without merit, that could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations and financial condition could be materially adversely affected. Ongoing lawsuits, such as the action brought by Broadcom Corporation (Broadcom), present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, loss of patent rights, monetary damages, injunctions against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, incremental costs associated with product or component

FY’14 Q2 Earnings Results
January 30, 2014

redesigns, liabilities to customers under reimbursement agreements or contractual indemnification provisions, and diversion of management’s attention from other business matters. With respect to the continuing Broadcom litigation, such potential risks also include the adequacy of any sunset period to make design changes, the ability to implement any design changes, the availability of customer resources to complete any re-qualification or re-testing that may be needed, the ability to maintain favorable working relationships with Emulex suppliers of serializer/deserializer (SerDes) modules, and the ability to obtain a settlement which does not put us at a competitive disadvantage. In addition, the fact that the economy generally, and the network connectivity and visibility market segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. Continued weakness in domestic and worldwide macro-economic conditions, related disruptions in world credit and equity markets, and the resulting economic uncertainty for our customers, as well as the overall network connectivity and visibility networks, has and could continue to adversely affect our revenues and results of operations. As a result of these uncertainties, we are unable to predict our future results with any accuracy. Other factors affecting these forward-looking statements include but are not limited to the following: faster than anticipated declines in the storage networking market, slower than expected growth of the converged networking market or the failure of our Original Equipment Manufacturer (OEM) customers to successfully incorporate our products into their systems; our dependence on a limited number of customers and the effects of the loss of, decrease in or delays of orders by any such customers, or the failure of such customers to make timely payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of our products or our OEM customers’ new or enhanced products; costs associated with entry into new areas of the network connectivity and visibility markets; the variability in the level of our backlog and the variable and seasonal procurement patterns of our customers; any inadequacy of our intellectual property protection and the costs of actual or potential third-party claims of infringement and any related indemnity obligations or adverse judgments; the effect of any actual or potential unsolicited offers to acquire us; proxy contests or the activities of activist investors; impairment charges, including but not limited to goodwill and intangible assets; changes in tax rates or legislation; the effects of acquisitions; the effects of terrorist activities, natural disasters, and any resulting disruption in our supply chain or customer purchasing patterns or any other resulting economic or political instability; the highly competitive nature of the markets for our products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; transitions from board or box level to application specific integrated circuit (ASIC) solutions for selected applications; a shift in unit product mix from higher-end to lower-end or mezzanine card products; a faster than anticipated decrease in the average unit selling prices or an increase in the manufactured cost of our products; delays in product development; our reliance on third-party suppliers and subcontractors for components and assembly; our ability to attract and retain key technical personnel; our ability to benefit from our research and development activities as well as government grants related thereto; our dependence on international sales and internationally produced products; changes in accounting standards; and any resulting regulatory changes on our business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in our filings with the Securities and Exchange Commission, including our recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
About Emulex
Emulex, a leader in network connectivity, monitoring and management, provides hardware and software solutions for global networks that support enterprise, cloud, government and telecommunications. Emulex’s products enable unrivaled end-to-end application visibility, optimization and acceleration. The Company's I/O connectivity offerings, including its line of ultra high-performance Ethernet and Fibre Channel-based connectivity products, have been designed into server and storage solutions from leading OEMs, including Cisco, Dell, EMC, Fujitsu, Hitachi, HP, Huawei, IBM, NetApp and Oracle, and can be found in the data centers of nearly all of the Fortune 1000. Emulex’s monitoring and management solutions, including its portfolio of network visibility and recording products, provide organizations with complete network performance management at speeds up to 100Gb Ethernet. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. For more information about Emulex (NYSE:ELX) please visit http://www.Emulex.com.

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FY’14 Q2 Earnings Results
January 30, 2014

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